                                                                     EXHIBIT 4.4
                                                                    CONFIDENTIAL

                   Memorandum of Agreement on Settlement Rate
                                       Of
                International Telecommunications Services between
                          Videsh Sanchar Nigam Limited
                                       And
                                  MCI Worldcom

This termination Rate Agreement made by and between Videsh Sanchar Nigam Limited
(VSNL) and MCI International Inc. (MCI Worldcom) sets forth the understandings of MCI Worldcom and VSNL with respect to termination rates and other terms and conditions to apply to the exchange of Switched voice services between MCI Worldcom in United States which includes Alaska, Hawaii, Puerto Rico & the US virgin Islands and VSNL in India.

1. The term period of this agreement is from August 1, 2003 through August 31, 2003

2. Switched Voice Services referred to in this agreement shall include IDD, ISDN, person to person, station to station, country Direct, International 800("1800") exchanged between MCI Worldcom in United states and VSNL in India.

3. The following terms and rates shall apply to traffic exchanged between the parties

4.  Originating USA MCI Worldcom & Terminating VSNL India

A.       IDDD, ISDN, Person-to-Person, Station-to-Station

 Destination                       Code            Termination Rate / Per Minute
 -----------                       ----            -----------------------------
New Delhi                          9111                   [Text Redacted]
Mumbai (Bombay)                    9122                   [Text Redacted]
Kolkatta(Calcutta)                 9133                   [Text Redacted]
Chennai(Madras)                    9144                   [Text Redacted]
Gandhinagar                        9179                   [Text Redacted]
Jallandhar                        91181                   [Text Redacted]
Ernakulum                         91484                   [Text Redacted]
Hyderabad                          9140                   [Text Redacted]
Bangalore                          9180                   [Text Redacted]
Mobile                             9198                   [Text Redacted]
Mobile                             9194                   [Text Redacted]

B.       [Text Redacted]                                  [Text Redacted]

C.       [Text Redacted]                                  [Text Redacted]

D.       [Text Redacted]                                  [Text Redacted]

         [Text Redacted]

HCD/Collect calls made from India would be treated as calls destined to India and the settlement rate of [Text Redacted] per minute would be applied.

5.  Minimum traffic realization: 99%

6. There would be a mixed blend of traffic to destinations indicated above and Rest of India traffic as in the past.

7. During the duration of this agreement both parties will use commercially reasonable efforts to maintain and grow the traffic exchanged with each other on their mutual networks.

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                                                                    CONFIDENTIAL

8. The Parties agree to review and may renegotiate the settlement rate at the end the agreement period as above

9. The settlement rate will be applied to each conversation minute of use. Minutes of traffic upon which settlements are paid will be measured using accumulated seconds.

    The settlement of telephone traffic balances on monthly basis and the payment cycle to conclude within 30 days after the traffic period.

10. This agreement shall be binding on both the parties upon signatures by the duly authorized representatives of MCI Worldcom and VSNL.

MCI International, Inc.                     Videsh Sanchar Nigam Limited

Sd/-                                        Sd/-
________________________________            ____________________________________
Signature                                   Signature
Aug 28, 2003                                Aug 28, 2003
________________________________            ____________________________________
Date                                        Date
H KASSAB                                    (RAJIV KATARIA)
                                            HEAD (WHOLESALE BUSINESS)
________________________________            ____________________________________
Printed Name                                Printed Name
DIRECTOR,
________________________________            ____________________________________
Title                                       Title